ELEPHANT & CASTLE GROUP INC.

INVITATION,
NOTICE OF MEETING,
INFORMATION CIRCULAR,
FORM OF PROXY
AND SUPPLEMENTAL MAILING CARD

For the Annual General Meeting of
Elephant & Castle Group Inc.

To be Held on May 12, 2005

ELEPHANT & CASTLE GROUP INC.
12th Floor – 1190 Hornby Street
Vancouver, B.C. V6Z 2K5
Canada
(604) 684-6451

March 30, 2005

Dear Shareholder:

     You are cordially invited to attend the 2005 Annual General Meeting of Shareholders of Elephant & Castle Group Inc. The Annual General Meeting will be commencing at 10:00 a.m. on the morning of Thursday, May 12, 2005, in the Coquihalla Room on the 2nd Floor of 1190 Hornby Street, Vancouver, B.C., Canada V7Z 2K5.

     The formal Notice of Annual General Meeting and Management Information Circular accompanying this letter describe the business to be acted upon at the meeting. In addition, an informal report on the state of the Company’s business and affairs will be provided to interested persons during any recess in formal proceedings.

     It is important that your shares be represented at the meeting. Therefore, I urge that you MARK, SIGN, DATE and RETURN PROMPTLY the enclosed PROXY in the envelope furnished for that purpose. If you are present at the meeting, you may, if you wish, revoke your proxy and vote in person. We are looking forward to seeing our shareholders at the meeting.

Sincerely,

Richard Bryant
President & Chief Executive Officer

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held On May 12, 2005

TO: The Shareholders of Elephant & Castle Group Inc.

NOTICE IS HEREBY GIVEN that the annual general meeting (the “Meeting”) of the shareholders of Elephant & Castle Group Inc. (the “Company”) will be held at the Coquihalla Room, 2nd Floor, Hornby Street, Vancouver, British Columbia on Thursday, the 12th day of May, 2005, at 10:00 a.m., for the following purposes:

1.	To receive the consolidated financial statements of the Company for the financial year ended December 26, 2004 and the report of the auditors thereon;

2.	To fix the number of directors of the Company for the ensuing year at eight (8);

3.	To elect eight (8) directors to hold office until the close of the next annual general meeting of shareholders of the Company;

4.	To appoint auditors for the ensuing year;

5.	To authorize the directors to fix the remuneration to be paid to the auditors of the Company;

6.
To consider and, if thought appropriate, to pass a special resolution, the full text of which is appended to the accompanying Management Proxy Circular, approving the alteration of the Company’s notice of articles to change the authorized share structure of the Company by increasing the number of common shares to an unlimited number;

7.
To consider and, if thought appropriate, to pass a special resolution, the full text of which is appended to the accompanying Management Proxy Circular, approving the alteration of the Company’s articles by replacing them in their entirety with the articles appended to the special resolution;

8.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Accompanying this Notice of Meeting are: (1) amanagement information circular, which provides additional information relating to the matters to be dealt with at the Meeting; (2) a form of proxy and notes to proxy; (3) a return envelope for use by shareholders to send in their proxy; and (4) a request card for use by shareholders who wish to receive our interim financial statements.

The Board of Directors of the Company have fixed April 8, 2005 as the record date for the determination of shareholders of the Company entitled to receive this Notice of Meeting and to attend and vote at the Meeting.

If you are a registered shareholder and are unable to attend the Meeting in person, please complete, sign, date and return the enclosed form of proxy. A proxy will not be valid unless it is deposited on or before 10:00 a.m. on May 10, 2005, either with the Company at 2nd Floor, 1190 Hornby Street, Vancouver, British Columbia, Canada, V6Z 2K5 or by fax to 604-684-8595 or at the offices of the Company's Registrar and Transfer Agent, American Stock Transfer and Trust Company, located at 6201, 15th Avenue, Brooklyn, New York, 11219, USA.

If you are a non-registered shareholder of the Company and receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or such other intermediary. If you are a non-registered shareholder of the Company and do not complete and return the materials in accordance with such instructions, you may lose your right to vote at the Meeting, either in person or by proxy.

DATED at Vancouver, British Columbia, this 30th day of March, 2005.

BY ORDER OF THE BOARD OF DIRECTORS Richard Bryant President and Chief Executive Officer

ELEPHANT & CASTLE GROUP INC.
MANAGEMENT INFORMATION CIRCULAR
MARCH 30, 2005

FOR
THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 12, 2005

PURPOSE OF SOLICITATION

This management information circular (the “Information Circular”) is being provided to you in connection with the solicitation of proxies by management (“Management”) of Elephant & Castle Group Inc. (the “Company”, “us”, “we” or “our”) for use at our annual general meeting of the holders (the “Shareholders”) of common shares (“Common Shares”) and Preferred Shares, Series A (“Preferred Shares”) of the Company to be held at 10:00 a.m. on Thursday, May 12, 2005 and at any and all adjournments thereof (the “Meeting”), at the place and for the purposes set forth in the Notice of Meeting.

The solicitation is made by Management. The cost of this solicitation will be borne by us. It is expected that the solicitation will be primarily by mail. Proxies may also be solicited personally or by telephone by our directors, officers or regular employees at nominal cost. We will also pay the broker-dealers, banks or other nominee Shareholders their reasonable expenses in mailing copies of the meeting materials to beneficial owners of shares of the Company.

Unless otherwise specified, all information provided in this Information Circular is as at March 30, 2005. All dollar amounts in this Information Circular are in Canadian currency, unless otherwise specified.

RECORD DATE

The directors have set April 8, 2005 as the record date for determining which Shareholders holding Common Shares and Preferred Shares (collectively, “Voting Shares”) of the Company of record shall be entitled to receive the Notice of the Meeting and to attend and vote at the Meeting.

APPOINTMENT OF PROXIES

The persons named in the accompanying form of proxy are officers and directors of the Company and are Management designees. You as a Shareholder of record have the right to designate a person (who need not be a Shareholder) to attend and vote for you at the Meeting. You may exercise this right by either striking out the printed names and inserting in the blank space provided in the enclosed form of proxy the person’s name which you wish to designate or by completing another proper form of proxy and in either case depositing the completed proxy not later than 10:00 a.m. on Tuesday, May 10, 2005 with the Company at 2nd Floor, 1190 Hornby Street, Vancouver, British Columbia, Canada, V6Z 2K5 or by fax to 604-684-8595 or at the offices of the Company's Registrar and Transfer Agent, American Stock Transfer and Trust Company, located at 6201, 15th Avenue, Brooklyn, New York, 11219, USA.

A proxy will not be valid unless signed by you as Shareholder of record or by your attorney duly authorized in writing. If you are the representative of a Shareholder of record that is a corporation or association, the form of proxy should bear the seal of the corporation or association, and must be executed by an officer or an attorney duly authorized in writing. If the form of proxy is executed by an attorney for an individual Shareholder of record or by an officer or attorney of a Shareholder of record that is a corporation or association, the instrument so empowering the officer or attorney, as the case may be, or a notarial copy thereof, must accompany the form of proxy.

REVOCATION OF PROXIES

In addition to revocation in any manner permitted by law, you may revoke your proxy by an instrument in writing signed by you as a Shareholder of record or by your attorney duly authorized in writing. If you are a representative of a Shareholder that is a corporation or association, the instrument in writing should bear the seal of the corporation or association and must be executed by an officer or by an attorney duly authorized in writing. To be effective the revocation instrument must be deposited with the Company’s registered office, c/o Fasken Martineau DuMoulin LLP, Suite 2100, 1075 West Georgia Street, Vancouver, British Columbia, V6E 3G2, Attention: Lynne M. Charbonneau, at any time up to and including the last business day preceding the day of the Meeting or any adjournment thereof, or, as to any matter in respect of which a vote shall not already have been cast pursuant to such proxy, with the Chairman of the Meeting on the day of the Meeting, or at any adjournment thereof, and upon either of such deposits the proxy is revoked.

VOTING OF PROXIES

All Voting Shares represented at the Meeting by properly executed proxies will be voted (including the voting on any ballot) or withheld from voting in accordance with your instruction as a Shareholder of record. If you, as a Shareholder, specify a choice on the enclosed form of proxy with respect to any matter to be acted upon, your shares will be voted in accordance with your instructions as specified in the proxy you deposit. In the absence of any such specification, the Management designees, if named in the enclosed form of proxy, will vote in favour of the matters set out therein.

The Management designees named in the enclosed form of proxy are directors and officers of the Company and have indicated their willingness to represent as Proxyholder the Shareholder of record who appoints them.

The enclosed form of proxy, when properly signed, confers discretionary authority upon the persons named therein with respect to amendments or variations of matters identified in the Notice of Meeting and any other matters which may properly be brought before the Meeting. As of the date hereof, Management is not aware that any such amendments to, variations of or other matters are to be presented for action at the Meeting. However, if any other matters which are not now known to Management should properly come before the Meeting, then the Management designees intend to vote in accordance with the judgment of Management.

The number of votes required for approval of any matter that will be submitted to a vote of Shareholders at the Meeting is a simple majority of the votes cast, unless otherwise indicated in this Information Circular.

SPECIAL INSTRUCTIONS FOR VOTING BY NON-REGISTERED HOLDERS

Only registered Shareholders (i.e., in the case of Common Shares, Shareholders recorded on the register of Shareholders maintained by the registrar and transfer agent, American Stock Transfer and Trust Co. and in the case of Preferred Shares, Shareholders recorded on the register of Shareholders maintained at the Company’s registered office) or duly appointed proxyholders are permitted to vote at the Meeting. Many Shareholders are “non-registered” shareholders because the shares of the Company they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the shares. More particularly, a person is not a registered Shareholder in respect of shares which are held on behalf of that person (the “Non-Registered Holder”) but which are registered either: (a) in the name of an intermediary (an “Intermediary”) that the Non-Registered Holder deals with in respect of the shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans); or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited) of which the Intermediary is a participant. In accordance with the requirements of National Instrument 54-101 of the Canadian Securities Administrators, we have distributed copies of the Notice of Meeting, this Information Circular, the form of proxy and related documents together with the 2005 audited financial statements (collectively, the “Meeting Materials”) to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Holders unless in the case of certain proxy-related materials a Non-Registered Holder has waived the right to receive them. Very often, Intermediaries will use service companies to forward the Meeting Materials to Non-Registered Holders. With those Meeting Materials, Intermediaries or their service companies should provide Non-Registered Holders of Voting shares with a “request for voting instruction form” which, when properly completed and signed by such Non-Registered Holder and returned to the Intermediary or its service company, will constitute voting instructions which the Intermediary must follow. The purpose of this procedure is to permit Non-Registered Holders of Voting shares to direct the voting of the Voting shares which they beneficially own. Should a Non-Registered Holder of Voting shares wish to vote at the Meeting in person, the Non-Registered Holder should follow the procedure in the request for voting instructions provided by or on behalf of the Intermediary and request a form of legal proxy which will grant the Non-Registered Holder the right to attend the Meeting and vote in person. Non-Registered Holders should carefully follow the instructions of their Intermediary, including those regarding when and where the completed request for voting instructions is to be delivered.

Only registered Shareholders have the right to revoke a proxy. Non-Registered Holders of Voting shares who wish to change their vote must in sufficient time in advance of the Meeting, arrange for their respective Intermediaries to change their vote and if necessary revoke their proxy in accordance with the revocation procedures set above.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

As at the date of this Information Circular, we have 5,644,411 Common Shares and 3,865,397 Preferred Shares issued and outstanding. Each Shareholder of record at the close of business on April 8, 2005 (the “Record Date”) is entitled to one vote on a ballot at the Meeting for each Common Share held by such Shareholder and three votes on a ballot at the Meeting for each Preferred Share held by such Shareholder (each Preferred Share is convertible into three Common Shares and votes on an “as converted basis”).

Two or more voting persons present or deemed to be present and authorized to cast in the aggregate not less than one-tenth of the total votes attaching to all shares carrying the right to vote at the Meeting will constitute a quorum at the Meeting. Voting persons are Shareholders of record or duly authorized representatives of, or proxyholders of, such Shareholder, entitled to vote at the meeting.

To the knowledge of our directors and senior officers, as of the date hereof the following parties beneficially own, directly or indirectly, or exercise control or direction over, 10% or more of the outstanding Voting Shares:

Name and Municipality of Residence of		Percentage of Issued Voting
Shareholder	No. of Voting Shares	Shares

General Electric Investment Private
Placement Partners II, a Limited Partnership	3,258,860 Common Shares(1)	57.7% of Common Shares
(“GEIPPP”)	3,653,972 Preferred Shares	94.5% of Preferred Shares
Stamford, Connecticut, USA

(1)
Excludes Common Shares issuable pursuant to a warrant dated December 17, 2004 (the “GEIPPP Warrant”) entitling GEIPPP to purchase from the Company up to 1,750,000 Common Shares at a purchase price of $0.667, exercisable until December 17, 2014.

COMPLIANCE WITH SECTION 16(a) REPORTING

Each director, officer and beneficial owner of ten percent (10%) or more of a registered class of Company equity securities is required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of the Common Shares and other equity securities of the Company by specific due dates. During the year ended December 26, 2004, based on the information provided by such persons to the Company all such filing requirements were complied with.

DISCLOSURE CONTROLS AND PROCEDURES

The Chief Executive Officer and the Chief Financial Officer (its President Executive Officer and Principal Financial Officer respectively) have concluded, based on their evaluation as of a date within 90 days prior to the filing of this report, that the Company’s disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in the reports filed or submitted by the Company to the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and include controls and procedures designed to ensure that information required to be disclosed by the Company in such reports is accumulated and communicated to the Company’s management, including the Chief Executive Officer and the Chief Financial Officer of the Company, as appropriate to allow timely decisions regarding required disclosure.

In addition, there were no significant changes to the Company’s internal controls or in other factors that could significantly affect these controls after their evaluation. There were no significant deficiencies or material weaknesses and therefore there were no corrective actions taken.

ELECTION OF DIRECTORS

Our Articles provide that the number of directors, excluding additional directors, may be fixed or changed from time to time by ordinary resolution, but that the number of directors shall never be less than three while the Company is a reporting company. The existing Board consists of seven (7) elected directors plus one additional director appointed by the directors pursuant to the Articles, for a total of eight (8) directors. For this forthcoming year, the Board proposes to continue the number of directors at eight (8). Accordingly, we intend to place before the Meeting for approval, a resolution fixing the number of directors at eight (8) directors. We also propose the persons named in the table below be nominated at the Meeting to serve as directors of the Company for the ensuing year. All nominees are currently directors of the Company. Each director elected will hold office until the next annual general meeting or until his successor is duly elected or appointed, unless his office is earlier vacated in accordance with our Articles, he becomes disqualified to act as a director or is removed in accordance with the British Columbia Business Corporation Act (the “BCBCA”).

Increase in the Size of the Board

Shareholders of the Company will be asked to consider, and if deemed appropriate, pass an ordinary resolution fixing the number of directors at eight. The affirmative vote of a majority of the Voting Shares present and voting at the meeting is necessary to approve this ordinary resolution.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE ORDINARY RESOLUTION AS SET FORTH ABOVE.

Director Nominees

Except as noted under “Voting of Proxies”, proxies received in favour of Management designees will be voted for the following proposed director nominees (or for substitute nominees in the event of contingencies not known at present).

No class of shareholders has the right to elect a specified number of directors or to cumulate their votes with respect to the election of directors.

The following table sets forth certain information with respect to persons to be nominated for election as a director. All proposed nominees are currently directors of the Company whose current term of office will expire as of the close of the Meeting. The following information concerning the respective nominees has been furnished by each of them:

Name of and Province and Country of Residence of Proposed Nominee Directors and Present Position with the Company	Principal Occupation(1)	Director Since	Approximate Number of Voting Shares Beneficially Owned Directly or Indirectly or over which Control or Direction is Exercised as of the Date Hereof
Jeffrey M. Barnett (2) British Columbia, Canada	Chief Executive Officer of Tickers Watch and Clock Company Inc.	1993	247,187 Common Shares
Richard H. Bryant British Columbia, Canada	President and Chief Executive Officer of the Company	1998	208,143 Common Shares 126,855 Preferred Shares(3)

Name of and Province and Country of Residence of Proposed Nominee Directors and Present Position with the Company	Principal Occupation(1)	Director Since	Approximate Number of Voting Shares Beneficially Owned Directly or Indirectly or over which Control or Direction is Exercised as of the Date Hereof
Thomas Chambers, F.C.A. (2) British Columbia, Canada	President, Senior Partners Services (financial consulting company)	2002	9,000 Common Shares
Richard M. Kelleher (3) Massachusetts, USA	Principal, Pyramid Advisors LLC (hotel management company)	2000	12,000 Common Shares
George W. Pitman (3) British Columbia, Canada	Design Consultant	1993	78,125 Common Shares
Colin Stacey (3) British Columbia, Canada	Restaurant Consultant	1997	28,500 Common Shares
David Wiederecht (2) New York, USA	Vice-President, Private Equity—Alternative Investments, GE Asset Management Incorporated (“GEAM”) (investment company)	1996	Nil (5)
Christopher Anderson Saskatchewan, Canada	Partner, Crown Capital Partners (investment management company)	2005	Nil

(1)	Except as set out below, the information as to occupation of the directors of the Company includes present principal occupation and occupations for the preceding five years.
(2)	Member of the Audit Committee.
(3)
Excludes 339,860 Common Shares and 177,479 Preferred Shares issuable pursuant to an investment agreement dated December 17, 2014 (the “Investment Agreement”), which may be issued for an aggregate purchase price of $79,500 no sooner than 30 days after the happening of a “Qualifying Event” and not later than 90 days after any such event, where a “Qualifying Event” is defined as the earlier of January 3, 2010 and a change in control of the Company. Also excludes 139,999 Common Shares which may be purchased from the Company at a purchase price of $0.667 per share until December 17, 2014.

(4)	Member of the Compensation Committee.
(5)	Mr. Wiederecht is employed by GEAM, general partner of GEIPPP. Mr. Wiederecht and GEAM expressly disclaim any beneficial ownership of securities of the Company owned by GEIPPP.

Christopher Anderson, Director

Mr. Anderson has been a partner of Crown Capital Partners since July 2002. Prior to that, Mr. Anderson served as Vice President of Equities and Bonds of Crown Life Insurance Company (“Crown Life”). From September 1996 to August 1998, Mr. Anderson was President of Crown Life Investment Management Inc., a subsidiary of Crown Life. Prior to joining Crown Life in 1980, Mr. Anderson worked with the Government of Canada, Department of Finance (Tax Policy) and the Anti-Inflation Board. Mr. Anderson serves as a director of the Company as the nominee of Crown Life, which concluded a $5 million financing with the Company on December 17, 2004. Crown Life is entitled pursuant to the Inter-Shareholder Agreement to nominate one director to the board of directors of the Company provided that Crown Life holds at least 10% of the Common Shares (calculated on an undiluted basis but assuming certain warrants have been exercised). See “PARTICULARS OF OTHER MATTERS TO BE ACTED UPON—Alteration of Authorized Share Structure—Agreements between Investors”.

Jeffrey Barnett, Director

Mr. Barnett co-founded the predecessor of the Company in 1977 with his twin brother, Peter J. Barnett, and their long-time business colleague, Mr. George W. Pitman. Mr. J. Barnett served as Chief Executive Officer of the

Company until March, 1998 and Chairman of the Board until July 1999. Currently, Mr. Barnett is Chief Executive Officer of Tickers Watch and Clock Company Inc.

Richard H. Bryant, Director, President and Chief Executive Officer

Mr. Bryant was appointed President and Chief Executive Officer of the Company in October 1999, having previously served as Chief Financial Officer since November 1997. Prior to that, Mr. Bryant served as Chief Financial Officer of Keg Restaurants Limited, a subsidiary of Whitbread PLC. Mr. Bryant is entitled pursuant to an inter-shareholder agreement among the Company, GEIPPP, Crown Life Insurance Company, Mr. Bryant, Peter Laurie and Roger Sexton dated December 17, 2005 (the “Inter-Shareholder Agreement”) to serve or to nominate someone to serve on the board of directors of the Company, provided that he continues to be the President and Chief Executive Officer of the Company. See “PARTICULARS OF OTHER MATTERS TO BE ACTED UPON—Alteration of Authorized Share Structure—Agreements between Investors”.

Thomas Chambers, Director

Mr. Chambers, F.C.A., has been President of Senior Partners Services since 2002, prior to which he was a Partner of PricewaterhouseCoopers LLP for 26 years. Mr. Chambers, F.C.A. serves on the boards of Terasen Inc., Norske Skog Canada Limited (Chair of the Audit Committee), Mill and Timber Group, the B.C. Cancer Foundation and the Victoria Order of Nurses.

Richard M. Kelleher, Director

Mr. Kelleher has been the principal of Pyramid Advisors LLC of Boston, Massachusetts, a hotel management company and advisory firm serving clients in all areas of the hospitality industry, since 1999. Prior to that, her served as President and Chief Operating Officer of Promus Hotel Corporation, successor corporation to Doubletree and Guest Quarters, which was partially owned by General Electric.

George W. Pitman, Director

Mr. Pitman co-founded the predecessor of the Company in 1977 and since then has been involved in the design, development and construction of Elephant & Castle restaurants. Previously Mr. Pitman developed restaurants in Canada, US and Japan. Currently Mr. Pitman consults through his company, G. Pitman Design for the Elephant and Castle Group of Companies as well as other Canadian and US clients. He has been actively involved with various charities over the past 35 years, particularly Variety - The Children's Charity where he holds the position of International Vice President.

Colin Stacey, Director

Mr. Stacey has been a restaurant consultant since January 2003. Mr. Stacey served as Vice President and Chief Operating Company from August 1997 to December 2002. Prior to that, Mr. Stacey was President and Chief Executive Officer of Keg Restaurants.

David Wiederecht, Director

Mr. Wiederecht is Vice President – Alternative Investments for GE Asset Management, where he co-heads the absolute return strategy team. He also has portfolio management responsibilities for various private equity and real estate investment strategies. Prior to joining GE Asset Management in 1988, Mr. Wiederecht held several positions throughout the General Electric Company. Companies in which he serves as a Director include Navigant International, Edmunds.com, Elephant & Castle and Nextec. He holds a BA in Economics from St. Lawrence University. Mr. Wiederecht serves as a director of the Company as the nominee of GEIPPP, the majority shareholder of the Company. GEIPPP is entitled pursuant to the Inter-Shareholder Agreement to nominate two directors to the board of directors of the Company, provided that GEIPPP holds at least 20% of the Common Shares (calculated on a fully diluted basis) or one director provided that GEIPPP holds at least 10% of the Common Shares (calculated on a fully diluted basis). See “PARTICULARS OF OTHER MATTERS TO BE ACTED UPON—Alteration of Authorized Share Structure—Agreements between Investors”.

STATEMENT OF EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides a summary of compensation earned during the last three financial years ended December 26, 2004 by our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and three of our most highly compensated executive officers (other than the CEO and CFO) whose total annual salary and bonus was in excess of $150,000 for the year ended 2004, and any of our former executive officers that would have been one of such three most highly compensated executive officers except that the individual was not serving as an officer for us as of December 26, 2005 (collectively, the “Named Executive Officers”).

Name and Principal Position with the Company	Year	Annual Compensation			Long Term Compensation			All Other Compensa- tion(2) ($)
		Salary ($)	Bonus ($)	Other Annual Compensa- tion(1) ($)	Awards		Payouts
					Securities Under Options/ SARs Granted (#)	Shares or Units Subject to Resale Restrictions ($)	LTIP Payouts ($)
Richard Bryant (3) President and Chief Executive Officer	2004 2003 2002	220,000 220,000 210,000	44,000 25,000 30,000	- - -	- - -	- - -	- - -	16,753 $11,981 $1,790
Peter Laurie (4) Chief Operating Officer	2004 2003 2002	150,295 132,500 36,058	13,500 10,938 -	- - -	- - -	- - -	- - -	14,368 12,009 7,107
Roger Sexton (5) Chief Financial Officer	2004 2003 2002	112,560 100,962 17,500	10,500 - -	- - -	- - -	- - -	- - -	4,383 3,135 367

(1)	The aggregate amount of perquisites and other personal benefits that is less than $50,000 and 10% of the total annual salary and bonus for any of the Named Executives is not reported.
(2)
Unless otherwise specified, amounts reported in this column refer to the dollar values of insurance premiums paid with respect to term life insurance, medical benefits and amounts contributed in respect of an employee savings plan.

(3)
Mr. Bryant entered into a written employment contract dated December 17, 2004 with the Company providing for an annual salary of $250,000, plus a potential annual bonus of not less than 25% of annual salary based on financial and other performance targets to be set by the Compensation Committee. See “STATEMENT OF EXECUTIVE COMPENSATION—Employment Contracts”.

(4)
Mr. Laurie commenced employment with the Company on September 16, 2002. Mr. Laurie entered into a written employment contract dated December 17, 2004 with the Company providing for an annual salary of $157,500, plus a potential annual bonus of not less than 25% of annual salary based on financial and other performance targets to be set by the Compensation Committee. See “STATEMENT OF EXECUTIVE COMPENSATION—Employment Contracts”.

(5)
Mr. Sexton commenced employment with the Company on November 1, 2002. Mr. Sexton entered into a written employment contract dated December 17, 2004 with the Company providing for an annual salary of $126,000, plus a potential annual bonus of not less than 20% of annual salary based on financial and other performance targets to be set by the Compensation Committee. See “STATEMENT OF EXECUTIVE COMPENSATION—Employment Contracts”.

The Company does not maintain, and none of the Named Executive Officers are eligible for, deferred compensation, long-term incentive plan payouts, restricted stock awards, or other similar compensatory arrangements.

Aggregated Options Exercised During 2004 Financial Year
and Financial Year-End Option Values

Name	Securities Acquired on Exercise (#)	Aggregate Value Realized ($)	Unexercised Options/SARs at December 26, 2004 Exercisable/ Unexercisable (#)	Value of Unexercised in-the-Money Options/SARs at December 26, 2004 Exercisable/ Unexercisable(1) ($)
Richard Bryant	-	-	50,000/0	Nil
Peter Laurie	-	-	66,666/33,334	Nil

Name	Securities Acquired on Exercise (#)	Aggregate Value Realized ($)	Unexercised Options/SARs at December 26, 2004 Exercisable/ Unexercisable (#)	Value of Unexercised in-the-Money Options/SARs at December 26, 2004 Exercisable/ Unexercisable(1) ($)
Roger Sexton	-	-	8,333/16,667	Nil

Note:

(1)	Based on a market value of $0.30 per share, being the closing trading price per Common Share on the OTC-BB as of December 26, 2004.

Employment Contracts

Messrs. Bryant, Laurie and Sexton entered into employment agreements and change of control agreements, all dated December 17, 2004, in connection with a $5 million financing by Crown Life Insurance Company, an attendant restructuring of debt owed by GEIPPP and a concurrent investment by Messrs. Bryant, Laurie and Sexton in the Company concluded on that date. For more detail regarding each of these transactions, see “PARTICULARS OF OTHER MATTERS TO BE ACTED UPON—Alteration of Authorized Share Structure—Refinancing”.

The employment agreements provide for Messrs. Bryant, Laurie and Sexton to serve as President and Chief Executive Office, Chief Operating Officer and Chief Financial Officer, respectively. The employment agreements entitle each executive to a base annual salary, together with a potential annual bonus of not less than 25%, or in the case of Mr. Sexton 20%, of annual salary based on financial and other performance targets to be set by the Compensation Committee. The base annual salaries are set for Messrs. Bryant, Laurie and Sexton at $250,000, $157,500 and $126,000 respectively.

Each executive is entitled to four weeks’ paid vacation and membership in the Company’s medical reimbursement plan Mr. Bryant is also entitled to life insurance in the amount of $600,000, with premiums to be paid by the Company to a beneficiary to be designated by him. The three executives are entitled to participate, subject to continuing service with the Company, in a special bonus (the “Special Bonus”) of $132,500 to be shared among themselves upon a change of control of the Company, or on January 3, 2010, provided that all senior debt owed to GEIPPP shall have paid in full at such date.

Mr. Bryant’s employment agreement is in force until December 1, 2006 and Messrs. Laurie and Sexton’s employment agreements until December 1, 2005, in each case unless earlier terminated. The agreements are automatically renewed for one year periods unless the Company gives notice within a specified period to the executive of its intention not to renew the agreement or to negotiate. Either the executive or the Company may terminate the employment agreement upon three months’ written notice. In the case of termination by the Company other than for cause, including upon failure to renew, each executive is entitled to a severance payment at the date of termination, plus continuation of benefits for one year. The severance payment is equal to one year’s base salary plus bonus for Mr. Bryant, and to three months’ base salary plus bonus for Messrs. Laurie and Sexton. “For cause” is defined as a breach of the employment agreement, a breach of fiduciary obligations, commission of an act of fraud, gross negligence or wilful misconduct giving rise to monetary damage, or conviction for any felony. In the case of termination in connection with a change in control, the executive is entitled to the greater of the compensation payable under the employment agreement and the amount payable under the change of control agreement, per his election.

The change of control agreements provide that, upon a termination of employment of employment during the period beginning three months and ending 12 months following a change of control, the Company is required to pay each executive within 10 days of the date of termination or the change in control, whichever is later, 200% of the total cash compensation paid by the Company to the executive in the 12 months immediately preceding the date of termination.

Other than as noted above or described herein, we have no written employment or change of control agreements between us or any of our subsidiaries and a Named Executive Officer.

Composition of the Compensation Committee

During the year ended December 26, 2004, the following individuals served as members of our Compensation Committee: Messrs. Kelleher (Chairman), Pitman and Stacey, who were all directors of the Company during the time they served. Except for Mr. Stacey, who served as Vice President and Chief Operating Officer of the Company from August 1997 to December 2002, none of the members of our Compensation Committee are officers or employees or were former officers or employees of the Company or any of our subsidiaries, had or has any relationship that requires disclosure hereunder in respect of indebtedness owed to the Company or any interest in material transactions involving the Company. In addition, none of our executive officers have served on the compensation committee (or in the absence of such committee the entire Board of Directors) of another issuer whose executive officer is a member of our Compensation Committee or Board of Directors. See “Corporate Governance – Compensation Committee”.

Report On Executive Compensation

The Compensation Committee is responsible for, among other things, the periodic review of the Company’s short-term and long-term policies for attracting, retaining, developing and motivating executive officers of the Company. The Committee meets periodically to review compensation policies relating to the Company and its subsidiaries and to approve specific compensation awards and benefits.

               Executive Compensation Policies

The Committee’s policy is that executive officers of the Company, including the CEO and other Named Executive Officers, should be compensated based on the market value of the jobs they perform, their levels of performance and the performance of the Company.

The Company’s executive compensation policies are designed to recognize and reward executive officers based upon individual and corporate performance. The Committee monitors levels of executive remuneration to ensure overall compensation reflects the Company’s objectives and philosophies and meets the Company’s desired relative compensation position. The key components comprising executive officer compensation are base salary and annual bonus (short-term incentives) and participation in an incentive stock option plan (long-term incentives).

The Committee approves salary ranges for executive officers of the Company based on competitive industry data for the markets in which the Company operates. In establishing base salaries and salary ranges, the objective of the Committee is to set target levels which, over time, will be competitive with market salaries. The Company’s compensation policy is to set target levels near or consistent with the median level in the group of comparable companies, i.e., multi-unit restaurant operators. Individual levels, which are set annually, may vary from this objective, depending upon individual performance levels. The CEO does not participate in discussions or reviews relating to his own compensation.

As noted above, the Company provides annual incentive compensation to executive officers, including the Named Executives, through the provision of incentive bonuses. Incentive bonuses are awarded annually, on a discretionary basis, to executive officers, based upon a review of Company and individual performance over the prior financial year relative to each executive officer’s area of responsibility.

In recognition of the performance by the executive team, the Committee determined that bonuses should be awarded to Messrs. Bryant, Laurie and Sexton. The bonuses for the Named Executive Officers are set out under the Summary Compensation Table. In addition, to ensure that the salaries of the executive team properly reflect market rates for equivalent positions, a salary adjustment increase was approved for certain senior management, including an annual increase of $30,000 for Mr. Bryant, $7,205 for Mr. Laurie and $13,440 for Mr. Sexton. See “STATEMENT OF EXECUTIVE COMPENSATION—Employment Contracts”.

The Company also has in place an incentive stock option plan. The incentive stock option plan was designed to encourage employees and executive officers to focus on the long-term interests of the Company and its Shareholders. The Board has the authority to establish terms and conditions of each granted option, so long as such terms and conditions are not inconsistent with the provisions of the incentive stock option plan. The Company issued no options under the incentive stock option plan during 2004.

               CEO Compensation

The Committee’s policy is that the salary of the CEO should, be in line with competitive salaries for positions of similar responsibility at restaurant companies that are, like the Company, publicly held. In assessing compensation paid to the CEO, the Committee also reviews available industry data relating to such companies. The CEO’s salary increase for the current year (an increase from $220,000 to $250,000 per year) was granted to bring his salary in line with competitive salaries for similar positions and in recognition of his contribution to the achievement of the Company’s goals. A bonus of $44,000 was given to the CEO in recognition of objectives achieved in 2003. With this increase his total compensation package is comparable to the median of comparable multi-unit restaurant companies.

Compensation Committee report presented by:

Richard M. Kelleher, Chairman
George Pitman
Colin Stacey

Incentive Stock Option Plan

The board of directors of the Company has adopted three stock plans, and the Shareholders have ratified such plans. These plans are the 1993 Stock Option Plan (the “1993 Plan”), the 1997 Stock Compensation Plan (the “1997 Plan”) and the 2001 Management Stock Option and Bonus Plan (the “2001 Plan”). 50,000 Common Shares were initially reserved for grants pursuant to the 1993 Plan and 200,000 Common Shares for the 1997 Plan (numbers adjusted for the 1 for 2 reverse split effective March 23, 2000.

Under the 2001 Plan, an aggregate of 950,000 Shares (adjusted for the reverse split) were reserved for issuance to key employees pursuant to stock options (“Options”) and restricted stock awards (“Awards”). All employees of the Company and its subsidiaries are eligible for grants of Awards and Options. No more than 750,000 Common Shares may be used for Option and 200,000 for Awards. Options may not be granted below the great of US$1 per Common Shares or the fair market value of the Common Shares on the date of grant. The 2001 Plan is administered by the Compensation Committee. To date, Options relating to an aggregate of 400,000 Common Shares have been granted under the 2001 Plan. Of those amounts, Options relating to 235,000 Shares and no Awards have been granted to executive officers and directors of the Company.

PERFORMANCE GRAPH

Assuming an initial investment of $100, the following graph illustrates the percentage change in the cumulative total shareholder return on the Common Shares relative to the cumulative total return on the S&P Restaurant Index and NASDAQ Composite Index from December 31, 1999 through to December 31, 2004, assuming reinvestment of dividends.

Total Return Index Value

	1999	2000	2001	2002	2003	2004
Common Shares	$100	$4.31	$18.45	$22.14	$20.30	$18.45
S&P Restaurant Index	$100	$90.25	$80.99	$61.58	$92.47	$131.72
NASDAQ Composite Index	$100	$72.62	$50.23	$29.12	$44.24	$47.16

COMPENSATION OF DIRECTORS

Directors of the Company who are not officers or employees are compensated for their services as directors through a combination of retainer fees and Awards under the 2001 Plan. In 2004, the quarterly retainer fee paid to such directors was $2,500 plus 3,000 Common Shares for each year of service. The chairman of any committee of the Board receives an additional fee of $2,500 per quarter. Directors are reimbursed for expenses incurred in connection with their services as directors.

The directors and former directors (other than inside directors) were paid the following amounts as directors’ fees for the year ended December 26, 2004:

Jeffrey Barnet	$10,000
Thomas Chambers	$20,000
Richard M. Kelleher	$20,000
George Pitman	$10,000
Colin Stacey	$10,000
David Wiederecht	$10,000
Christopher Anderson	Nil

See “Incentive Stock Option Plan” for a description of the terms that apply to the Awards.

DIRECTORS AND OFFICERS INDEMNIFICATION AND INSURANCE

There was no indemnification payable this financial year to our directors or officers.

We maintain liability insurance for our directors and officers in the aggregate amount of US$3,000,000, subject to a US$150,000 deductible loss payable by us. The premium, in the amount of US$48,000 was paid by us for the period from July 1, 2004 to June 30, 2005.

CORPORATE GOVERNANCE

Board Committees

The Board has established two committees of directors, being the Compensation Committee and the Audit Committee. Each of the Committees is composed of entirely independent members.

Compensation Committee

As noted above, the Compensation Committee is currently composed of Messrs. Kelleher, Pitman and Stacey. Mr. Kelleher is the Chair of the Committee.

The Compensation Committee develops, reviews and monitors executive compensation and policies. In addition, this Committee is responsible for succession planning.

Audit Committee

The Audit Committee is currently composed of Messrs. Chambers, Wiederecht and Barnett. Mr. Chambers is the Chair of the Committee. Each of the members of the Committee is independent and financially literate.

The Audit Committee is responsible for the oversight of financial reporting, internal controls and public disclosure documents. The Audit Committee also recommends the appointment of our external auditors, reviews the annual audit plan and auditor compensation, approve non-audit services provided by the external auditor, reviews hiring policies regarding former staff and auditors and evaluates our risk management procedures/systems.

In 2003, the board of directors of the Company adopted a revised Audit Committee Charter.

The Audit Committee of the Board of Directors has reviewed and discussed the Company’s audited financial statements for the year ended December 26, 2004, and discussed with the Company’s independent auditors, Pannell Kerr Forster Worldwide, the matters required to be discussed by Statement of Auditing Standards No. 61, “Communication with Audit Committee,” and received the written disclosures and letter from such independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed with Pannell Kerr Forster Worldwide that firm’s independence from the Company and its management. The aggregate fees billed for professional services rendered by this firm for its audit of the Company’s annual financial statements for the year ended December 26, 2004 and for its review of interim statements was CDN $97,000 In addition, Pannell Kerr Foster Worldwide provided tax consultancy for Canadian and US Operations, totalling $6,000 for the year ended December 26, 2004. No other services were rendered by Pannell Kerr Forster Worldwide for the fiscal 2004. The Audit Committee has determined that the provision of such services and the payment of such fees are compatible with the independence of Pannell Kerr Forster Worldwide as the Company’s auditors.

Based upon the matters referred to above, the Audit Committee has recommended to the Company’s Board of Directors the inclusion of the Company’s audited financial statements to be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2004 to be filed with the U.S. Securities and Exchange Commission, and on such other forms and with such other agencies as required by the fact that the Company is a corporation organized and existing under the laws of British Columbia, Canada and subject to the jurisdiction thereof and regulations thereunder.

Audit Committee report presented by:

Thomas Chambers, Chairman
David Wiederecht
Jeffrey Barnett

APPOINTMENT OF AUDITORS

In accordance with the recommendation of the Audit Committee, the Board of Directors recommends that at the Meeting the Shareholders vote for the reappointment of Pannell Kerr Forster LLP as the Company’s auditors to hold office until the next annual general meeting of Shareholders and that the Shareholders authorize the Board to fix the remuneration of the auditors. Pannell Kerr Forster LLP was first appointed as our auditors on 1993 and has since then served as our auditors.

PARTICULARS OF OTHER MATTERS TO BE ACTED UPON

Alteration of Authorized Share Structure

Background to Refinancing

On December 17, 2004, the Company completed a refinancing of the Company, including the negotiation of a new CDN$5,000,000 12% senior loan through Crown Capital Partners, a Canadian mezzanine investment manager, as agent for Crown Life Insurance Company. The Company plans to use the funds, together with the business’ cash flow, to refurbish existing locations and to develop two new restaurants per annum for the next four years. Two new locations are expected to open during the first half of 2005, one at 1201 Pennsylvania Ave., Washington, DC and the other is expected to be in Chicago, the second Elephant & Castle location in that city.

As part of this refinancing, the Company arranged to defer and secure equity conversion with respect to more than $US10,100,000 of current debt owed to its senior secured creditor and principal shareholder, GEIPPP. GEIPPP agreed to defer and subordinate its US$3,900,000 Senior Notes. GEIPPPII also agreed to convert its US$5,000,000 Junior Notes, together with accrued interest, into 3,653,972 Preferred Shares. Each one Preferred Share will be convertible into three Common Shares at a conversion price of $0.667 per Share. Three executive officers of the Company, Messrs. Bryant, Laurie and Sexton, also concurrently unconditionally agreed to acquire a 10% interest in the equity of the Company for CDN$265,000.

This series of agreements was intended to improve the Company’s cash availability for planned expansion. The transactions have resulted in a substantial dilution of the current equity, all as described below.

Transactions with GEIPPP

In consideration for the surrender of US$3,900,000 of the existing Senior Notes, the surrender of US$5,000,000 of the existing Junior Notes and the waiver of US$1,208,811 of accrued interest on these Notes the Company issued US$4,203,879 of new Senior Notes, 3,653,972 Preferred Shares and a warrant to purchase 1,750,000 Common Shares (the “GEIPPP Warrant”). The Senior Notes bear interest at 14%, which accrues until payments commence in March, 2007, except in certain circumstances, and are fully repayable on December 17th, 2009. The Preferred Shares accrue a cumulative annual dividend of 6%, payable only when the Crown debt and Senior Notes are repaid in full. The Preferred Shares are redeemable at the Company’s option at 100% of redemption principal plus a redemption premium of up to 50% of the principal amount. Unless redeemed earlier, the Preferred Shares automatically convertible, subject to the Company achieving an EBITDA target of US$3,500,000, at the rate of three Common Shares for every Preferred Share. The warrants are exercisable for a period of ten years at a price of CDN$0.667 per share. By these transactions, the Company postponed the due date on the remaining balance of US$4,203,879 from September 2005 until December 2009 in exchange for equity securities representing, on a fully converted basis, approximately 53% of the new total outstanding, and a higher coupon on the debt component.

Transactions with Crown Life Insurance Company (“Crown Life”)

Prior to the transactions described herein, the Company had no business relationship with Crown Life or any affiliates thereof. The Company has entered into a credit agreement with Crown Life, pursuant to which it borrowed CDN$5,000,000 (US$4,066,000). The loan bears interest at the rate of 12% per annum. Interest is payable monthly and monthly principal payments of CDN$40,000 (US$33,000) commence in December 2006, rising to CDN$60,000 (US$49,000) in December 2007 and CDN$100,000 (US$81,000) in December 2008, with the balance of CDN$2,600,000 (US$2,100,800) repayable by December 17, 2009. In connection with the making of the loan, Crown Life received a first secured position over all of the Company’s assets and properties, including the capital stock of the subsidiary companies, in respect of the loan indebtedness. Additionally, the Company granted Crown Life a warrant to purchase 1,049,301 Common Shares and 730,794 Preferred Shares, representing 15% of the outstanding shares of both classes of stock of the Company. By the Crown Life transactions, the Company realized a CDN$5,000,000 (US$4,040,000) (less expenses of the transaction) improvement in its available cash for a fixed interest rate of 12%, which management believes to be highly favourable under the heavily leveraged circumstances of the borrowing. The added cost of doing so, however, was the grant of a 15% equity stake in the Company to

Crown Life. Crown Life also received warrants to purchase an additional 350,000 Common Shares, exercisable for a period of 10 years at a price of $0.667, to allow Crown Life to avoid dilution should GEIPPP exercise the GEIPPP Warrant.

Transactions with Management

Concurrently with the above transactions, the Company entered into an agreement with Messrs. Bryant, Laurie and Sexton, whereby they have committed to purchase for CDN$265,000, over a period of 18 months, 932,867 common shares and 487,196 preferred shares, representing 10% of the outstanding shares of both classes of stock of the Company. They have made an initial payment of CDN$115,000 (US$92,920) and only receive share ownership in respect of fully paid securities. In connection with this purchase, these executives have also been issued a warrant for the purchase of an additional 5% of both classes of stock for CDN$132,500, exercisable no sooner than 30 days and no later than 90 days after a change of control of the Company, or on January 3, 2010, provided that all senior debt owed to GEIPPP shall have paid in full at such date. Employment agreements entered into with each of these executives which provide for them to participate, subject to continuing service with the Company, in a special bonus of $132,500 to be shared among themselves upon a change of control of the Company, or on January 3, 2010, again provided that all senior debt owed to GEIPPP shall have paid in full at such date. Messrs. Bryant, Laurie and Sexton also received warrants to purchase an additional 233,333 Common Shares, exercisable for a period of 10 years at a price of $0.667, to allow them to avoid dilution should GEIPPP exercise the GEIPPP Warrant.

Agreements between Investors

In connection with the refinancing, GEIPPP and Crown Life entered into an inter-creditor agreement, which establishes the seniority of the Crown security and the subordination of the GEIPPP security over the assets of the Company.

GEIPPP, Crown Life and Messrs. Bryant, Laurie and Sexton entered into an inter-shareholder agreement. Under this agreement, all parties agree to appoint GEIPPP nominees, one Crown nominee and one Management nominee to the board of the Company. Additionally the parties have agreed conditions and entitlements associated with the sale or transfer of their shares.

Investors in US$661,171 of 8% convertible, subordinated notes of the company issued in 2000 (“Delphi Investors”) have agreed to the amendment of their notes such that the coupon will be increased to 9.25% and repayment will be scheduled to re-commence in March, 2007.

Proposed Increase

The total Common Shares required for the issuance of all of the Common Shares necessary, upon conversion of all of the Preferred Shares and all of the warrants issued in the transactions described above, is in excess of the 20,000,000 Common Shares currently authorized by the Notice of Articles of the Company. GEIPPP, Crown and Management have committed to authorizing and approving an increase in the authorized share structure of the Company to increase the number of common shares to an unlimited number.

Shareholders of the Company will be asked to consider, and if deemed appropriate, pass a special resolution altering the Company’s Notice of Articles to change the authorized share structure of the Company by increasing the number of common shares to an unlimited number. The full text of the special resolution is set out in Schedule A to this Information Circular. The affirmative vote of 66 % of the Voting Shares present and voting at the meeting is necessary to approve this special resolution.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE SPECIAL RESOLUTION AS SET FORTH ABOVE.

Replacement of Articles of the Company

The British Columbia Business Corporations Act (the “new Act”), which replaced the British Columbia Company Act (the “old Act”), came into force on March 29, 2004. As a pre-existing company, the Company was required to, and has completed, a mandatory transition to the new Act. At the annual general meeting of the Company held on

June 3, 2003, the Shareholders of the Company approved the removal of the application of certain grandfathered provisions of the old Act.

The current Articles of the Company contain numerous provisions which are inconsistent with the provisions of the new Act and which the directors recommend be removed or amended. Rather than attempt to alter the Company’s existing Articles piecemeal to correct particular inconsistencies or incorporate additions, the directors of the Company recommend that the Company adopt a new set of Articles in the form appended to Schedule A to this Management Information Circular.

The replacement of the Articles will result in few substantive changes to the rules governing conduct of the Company. The substantive changes are as follows:

1.	Location of Shareholder Meetings—The new Articles permit the director to approval a location outside of British Columbia for the holding of a meeting of shareholders.

2.
Meetings by Telephone or Other Communications Medium—The new Articles permit participation in both shareholder and director meetings by telephone or other communications medium if the participants are able to communicate with each other. The Company is not obligated to provide any facility to permit or facilitate the use of any communications medium at a meeting of shareholders, but directors are entitled to participate in meetings by telephone.

3.
Removal of Director by Directors—The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

4.
Disclosure of Interest of Directors—The terms governing disclosure of interests, restrictions on voting, inclusion in quorum, accounting for profits, conflicts of interest or property, and the holding by a director of a place of profit have been expanded and conformed to the requirements of the new Act.

5.	Officers—The Articles reflect the power of the directors to appoint such officers, if any, as the directors determine, as new Act no longer requires the Company to appoint a president and secretary.

6.
Indemnification—The Articles have been updated to reflect the more liberal provisions in the new Act governing indemnification of directors and officers and former directors and officers, including a requirement to indemnify and advance expenses. Court approval of indemnification arrangements is no longer required.

7.
Remuneration of Auditors—The new Articles empower the directors to set the remuneration of the auditors and to delegate to the audit committee or another committee the power to set the remuneration of the auditors.

8.
Electronic Communication—The new Act contemplates more expansive methods to consent to resolutions in writing or to give notice, including by mail, delivery, fax, email or any other method of transmitting legibly recorded messages. The new Articles reflect these methods.

Shareholders of the Company will be asked to consider, and if deemed appropriate, pass a special resolution replacing the Company’s Articles. The full text of the Special Resolution is set out in Schedule B to this Information Circular. The affirmative vote of 66 % of the Voting Shares present and voting at the meeting is necessary to approve this special resolution.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE SPECIAL RESOLUTION AS SET FORTH ABOVE.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as set forth below, none of our directors or senior officers, nor any person who has held such a position since the beginning of our last completed financial year, nor any proposed nominee for election as a director of the Company, nor any of their respective associates or affiliates, has any substantial or material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting other than the election of directors and the appointment of auditors.

Messrs. Bryant, Laurie and Sexton are entitled to purchase or acquire up to 15% of the Common Shares and the Preferred Shares as a result of their investment of the Company; see “PARTICULARS OF OTHER MATTERS TO BE ACTED UPON—Transactions with Management”. The total Common Shares required for the issuance of the foregoing 15%, together with all of the Common Shares necessary upon conversion of all of the Preferred Shares and all of the warrants issued to GEIPPP and Crown Life, is in excess of the 20,000,000 Common Shares currently authorized by the Notice of Articles of the Company. GEIPPP, Crown and Management have committed to authorizing and approving an increase in the authorized share structure of the Company to increase the number of common shares to an unlimited number. See “PARTICULARS OF OTHER MATTERS TO BE ACTED UPON—Alteration of Authorized Share Structure”.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

Other than as disclosed herein, we are not aware of any material interest, direct or indirect, of any Shareholder who holds more than 10% of the voting rights attached to the Voting shares, any proposed nominee for election as a director, any director or officer of the Company or subsidiary of the Company or any Shareholder who holds more than 10% of the voting rights attached to the Voting shares of the Company or any associate or affiliate of any of the foregoing, in any transaction which has been entered into since the commencement of our most recent completed financial year or in any proposed transaction which, in either case, has materially affected or will materially affect us or any of our subsidiaries.

SHAREHOLDER PROPOSALS

Pursuant to Section 187 of the BCBCA, any notice of a Shareholder proposal intended to be raised at next year’s annual meeting of Shareholders of the Company must be submitted to the Company at its registered office on or before February 12, 2006 to be considered for inclusion in the management proxy circular for the annual meeting of the Shareholders next year.

Shareholder proposals need be recognized only if made in accordance with the foregoing procedure and the provisions of the BCBCA.

ADDITIONAL INFORMATION

Additional information relating to us is available at www.sedar.com under our name, Elephant & Castle Group Inc. Financial information is provided in our comparative financial statements and MD&A for our most recently completed financial year. Copies of our financial statements and MD&A can be obtained from our Corporate Secretary by contacting the Corporate Secretary at (604) 684-6451. Copies of such documents will be provided to Shareholders free of charge.

OTHER MATTERS

The Management knows of no other matters to come before the Meeting of Shareholders other than those referred to in the Notice of Meeting. However, if any other matters which are not known to the Management shall properly come before the said Meeting, the form of proxy given pursuant to the solicitation by Management will be voted on such matters in accordance with the best judgment of the persons voting the proxy.

APPROVAL

The contents and sending of this Information Circular have been approved by our directors.

BY ORDER OF THE BOARD OF DIRECTORS

Richard Bryant
President and Chief Executive Officer

SCHEDULE A
SPECIAL RESOLUTION CHANGING AUTHORIZED SHARE STRUCTURE

RESOLVED, AS A SPECIAL RESOLUTION, THAT:

1.      The Notice of Articles be altered to change the authorized share structure for the Company by increasing the number of Common Shares without par value from 20,000,000 to an unlimited number.

2.      The alterations made to the Company’s Notice of Articles shall take effect upon the filing of the Notice of Alteration altering the Notice of Articles with the Registrar.

3.      Fasken Martineau DuMoulin LLP be appointed as the Company’s agent to file the Notice of Alteration with the Registrar of Companies to effect the change described above.

4.      Any one director or officer of the Company is, and the agent of the Company is, hereby authorized and directed for and on behalf of the Company to execute and deliver, under corporate seal of the Company or otherwise, all such documents and instruments and to do all such other acts and things as in his or her opinion may be necessary or desirable to give full effect to the above resolutions.

SCHEDULE B
SPECIAL RESOLUTION REPLACING ARTICLES

RESOLVED, AS A SPECIAL RESOLUTION, THAT:

1.     The existing Articles of the Company (as amended) be deleted in their entirety and the form of Articles appended hereto be adopted as the Articles of the Company.

2.     The alterations made to the Company’s Articles shall take effect upon the deposit of this resolution at the Company’s records office.

3.     Any one director or officer of the Company is, and the agent of the Company is, hereby authorized and directed for and on behalf of the Company to execute and deliver, under corporate seal of the Company or otherwise, all such documents and instruments and to do all such other acts and things as in his or her opinion may be necessary or desirable to give full effect to the above resolutions.